Exhibit 99.1

Santeon Group Inc. Reports Second Quarter 2013 Results

Company to Host First-Ever Earnings Conference Call Today at 9:00 a.m. ET

RESTON, Va. - August 14, 2013 -- Santeon Group Inc. (OTCBB: SANT, “Santeon” or the “Company”) announced today operating results for the second quarter ended June 30, 2013.

Second Quarter Highlights

•	Increased revenue 46.3% year-over-year to $1,355,614 for the second quarter 2013
•	Grew Agile revenue 69.3% year-over-year to $971,799 for the second quarter 2013
•	Generated Adjusted EBITDA of $73,931, or 5.5% of revenue, for the second quarter 2013
•	Expanded gross margins 920 basis points to 52.5% for the second quarter 2013, compared to 43.3% for the second quarter 2012
•	Generated $83,425 of cash from operating activities in the first half of 2013
•	Added four revenue-generating employees during the second quarter 2013, bringing the total number of revenue-generating employees to 25 as of June 30, 2013

“Santeon’s strong performance during the second quarter 2013 reflects the increasing demand within the public and private sectors for enterprise agility. During the quarter we added four new revenue-generating employees, and received a full quarter of productivity from three others who joined the Company during the first quarter, as we served new and existing clients with expert training, coaching and consulting services,” commented Dr. Ash Rofail, Chief Executive Officer of Santeon. “Looking ahead, we are poised to continue our growth trajectory as more organizations look to drive operational efficiencies. We are particularly excited about growth opportunities for our public sector business as budget cuts prompt federal, state and local agencies to leverage technology and optimize practices to run more efficiently and increase their ability to respond to tighter budgets demands.”

Dr. Rofail added, “We continue to be encouraged by our improving financial profile, including higher revenue, positive working capital and significantly reduced debt, all of which have enhanced stockholders’ equity. Looking forward, our improved financial profile positions us strongly to execute our long-term growth strategy.”

Second Quarter 2013 Results

Revenue increased 46.3% over the second quarter 2012 from $926,643 to $1,355,614 for the second quarter 2013. Agile training, coaching and consulting revenue increased 69.3% to $971,799 for the second quarter 2013, compared to $573,986 for the second quarter 2012. Software development revenue remained relatively flat year over year at $254,435 versus $269,439 in the second quarter 2012. eBN revenue increased 55.5% to $129,379 for the second quarter 2013, compared to $83,219 for the second quarter 2012.

Adjusted EBITDA, as reconciled in the attached table, was $73,931, or 5.5% of revenue, for the second quarter 2013, compared to $18,292, or 2.0% of revenue, for the second quarter 2012.

Net loss was $4,712, or ($0.00) per diluted share, for the second quarter 2013 compared to net income of $1,232, or $0.00 per diluted share, for the second quarter 2012.

During the quarter ended June 30, 2013, the Company settled the 15.0% Unsecured Note due July 2007 (principal of $45,000) plus $5,000 in accrued interest for 21,277 shares of the Company’s common stock. As a result of this and other principal repayments on debt the Company’s overall debt decreased from $203,675 in the second quarter 2012 to $124,028 in the second quarter 2013, resulting in a net cash position of $79,326.

As of June 30, 2013, Santeon had cash of $203,354.

Conference Call

The Company will host a conference call with investors to discuss its second quarter 2013 results today at 9:00 a.m. ET.  To participate, please call 1-888-562-3356 in the U.S. (1-973-582-2700 outside the U.S.) and enter pass code 28458464. The call will also be available as a live, listen-only webcast at http://www.santeon.com or on the Santeon Group Channel at http://www.ubroadcast.com/show/santeon-group-inc.

A replay of the webcast will be available online at http://www.santeon.com or http://www.ubroadcast.com beginning shortly after the call. A telephone replay of the call will also be available two hours after the call until August 21, 2013, and may be accessed via telephone by dialing 1-855-859-2056 (1-404-537-3406 outside the United States) and entering pass code: 28458464.

About Santeon Group Inc.

Santeon Group Inc. is a technology company headquartered in Northern Virginia with offices in Reston, VA, Tampa, FL, Cairo, Egypt and Pune, India. Santeon offers products and services to optimize federal and commercial enterprise performance. Santeon's goal is to serve emerging markets by providing technically superior products and solutions while reducing the cost of ownership and deployment of these solutions through a strong channel partner and distribution model. For more information please visit our web site at http://www.santeon.com.

Safe Harbor Statement

The preceding press release may include statements that include, among others, forward-looking statements about our beliefs, plans, objectives, goals, expectations, estimates and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond our control. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “target”, “goal” and similar expressions are intended to identify forward-looking statements. All forward-looking statements, by their nature, are subject to risks and uncertainties. Our actual future results may differ materially from those set forth in the forward-looking statements. Our ability to achieve our financial objectives or improve the company’s stock price could be adversely affected by many factors, including, without limitation, the following factors:  The strength of the United States economy, changes in the securities markets legislative or regulatory changes, the loss of key personnel, technological changes, changes in customer habits, our ability to manage these and other risks, and our ability to deliver products and services on time.  However, other factors besides those listed above could adversely affect our results, and you should not consider any such list of factors to be a complete set of all potential risks or uncertainties. These forward-looking statements are not guarantees of future performance, but reflect the present expectations of future events by our management and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Any forward-looking statements made by us speak only as of the date they are made. For additional information about Santeon’s business and financial results, refer to Santeon’s Annual Report on Form 10-K that may be found at sec.gov or on http://santeon.com/Sec_Filings.html.  Santeon undertakes no obligation to update any forward-looking statements that may be made from time to time by the company, except as may be required by applicable law, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

The Company has included in this press release certain non-GAAP financial measures. The Company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing the performance of the Company and when planning and forecasting future periods. Readers are cautioned not to view non-GAAP financial measures on a stand-alone basis or as a substitute for GAAP measures, or as being comparable to results reported or forecasted by other companies, and should refer to the reconciliation of GAAP measures with non-GAAP measures also included herein.

Investor Relations Contact

Jeffrey Goldberger / Rob Fink
KCSA Strategic Communications
212.896.1249 / 212.896.1206
jgoldberger@kcsa.com / rfink@kcsa.com

(Tables to Follow)

SANTEON GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2013 AND  DECEMBER 31, 2012

	June 30, 2013	December 31, 2012
ASSETS	(Unaudited)
Current assets:
Cash	$203,354	$183,785
Accounts receivable	668,449	796,466
Other current assets	12,480	16,795
Total current assets	884,283	997,046

Property, plant and equipment, net	29,897	20,364
Software assets, net	227,519	281,212
Other assets	23,950	8,783
Total non-current assets	281,366	310,359

Total Assets	$1,165,649	$1,307,405

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued expenses	$795,404	$1,107,345
Notes payable - current portion	76,267	120,509
Total current liabilities	871,671	1,227,854

Long term liabilities:
Deferred rent	60,747	-
Notes payable	47,761	83,166
Total long term liabilities	108,508	83,166

Stockholders' equity (deficit):
Preferred stock, par value $0.001, 50,000,000 shares authorized: 0 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	-	-
Common stock, par value $0.001, 50,000,000 shares authorized; 1,190,783 and 1,184,899 shares issued and outstanding as of June 30, 2013 and December 31, 2012, respectively	1,191	1,185
Common stock to be issued	95,277	10,000
Additional paid in capital	1,538,680	1,518,726
Treasury Stock, at cost, 0 and 16,238 shares as of June 30, 2013 and December 31, 2012, respectively	-	(38,925)
Accumulated deficit	(1,449,678)	(1,494,601)
Total stockholders' equity (deficit)	185,470	(3,615)

Total Liabilities and Stockholders' Equity (Deficit)	$1,165,649	$1,307,405

SANTEON GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Revenues	$1,355,614	$926,643	$2,560,681	$1,701,193

Cost of revenue	644,184	525,167	1,257,558	1,020,092
Gross Profit	711,430	401,476	1,303,123	681,101

Operating expenses:
General, selling and administration	763,432	415,750	1,303,155	819,837
Depreciation and amortization	1,845	1,439	3,685	2,813
Total operating expenses	765,277	417,189	1,306,840	822,650

Loss from operations	(53,847)	(15,713)	(3,717)	(141,549)

Other Income (Expenses):
Interest expense	(4,694)	(1,954)	(7,432)	(8,352)
Gain on forgiveness / settlement of debt	7,766	18,750	7,766	75,290
Gain on cancellation of debt	33,023	-	33,023	-
Gain from foreign currency transactions	13,040	149	15,339	546
Loss on disposal of asset	-	-	(56)	-
Total other income, net	49,135	16,945	48,640	67,484

(Loss) income before provision for income taxes	(4,712)	1,232	44,923	(74,065)

Provision for income tax expense (benefit)	-	-	-	-

Net (loss) income	$(4,712)	$1,232	$44,923	$(74,065)

Net (loss) income per common share, basic	$(0.00)	$0.00	$0.04	$(0.06)

Net (loss) income per common share, diluted	$(0.00)	$0.00	$0.04	$(0.06)

Weighted average number of common shares outstanding, basic	1,200,182	1,201,424	1,195,281	1,201,904

Weighted average number of common shares outstanding, diluted	1,200,182	1,201,424	1,208,662	1,201,904

SANTEON GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2013 AND 2012
(Unaudited)

	June 30, 2013	June 30, 2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$44,923	$(74,065)
Adjustments to reconcile net Income (loss) to net cash provided by operating activities:
Depreciation and amortization	72,593	67,647
Loss on disposal of assets	56	-
Gain on forgiveness / settlement of debt	(7,766)	(75,290)
Gain on cancellation of debt	(33,023)	-
Common stock to be issued for services rendered	5,000	22,500
Stock-based compensation expense - common stock options	47,855	-
Common stock issued for accrued interest	1,750	-
Changes in operating assets and liabilities:
Accounts receivable	128,016	(128,713)
Other current assets	4,316	(1,285)
Other assets	(15,167)	-
Accounts payable and accrued expenses	(165,128)	227,916
Net cash provided by operating activities	83,425	38,710

CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software assets	(15,215)	-
Purchases of property, plant and equipment	(14,274)	(1,300)
Proceeds from sale of fixed assets	1,000	-
Net cash used in investing activities	(28,489)	(1,300)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments for treasury stock	(720)	(10,000)
Repayments of notes payable-related party	-	(23,000)
Repayments of notes payable	(34,647)	(17,023)
Net cash used in financing activities	(35,367)	(50,023)

Net increase (decrease) in cash	19,569	(12,613)
Cash, beginning of the period	183,785	16,960

Cash, end of the period	$203,354	$4,347

Supplemental disclosures of cash flow information:
Income tax paid	$-	$-
Interest paid	$1,443	$-

Supplemental disclosures for non-cash investing and financing activities:
Common stock to be issued for settlement of debt and accrued interest	$50,000	$-
Common stock to be issued for payment of accrued bonus	$40,277	$-

SANTEON GROUP INC.
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA
FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2013 AND 2012
(Unaudited)

	Three months ended		Six months ended
	June 30, 2013	June 30, 2012	June 30, 2013	June 30, 2012

Net (loss) income	$(4,712)	$1,232	$44,923	$(74,065)

Loss on disposal of assets	-	-	(56)	-
Gain on forgiveness / settlement of debt	(7,766)	(18,750)	(7,766)	(75,290)
Gain on cancellation of debt	(33,023)	-	(33,023)	-
Interest expense, net	4,694	1,954	7,432	8,352
Depreciation and amortization	36,300	33,856	72,593	67,647
Non-cash stock option compensation expense	32,127	-	47,855	-
Termination expense	46,311	-	46,311	-

Adjusted EBITDA	$73,931	$18,292	$178,270	$(73,357)